UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2022

BITECH TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-27407	98-0187705
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

600 Anton Boulevard, Suite 1100

Costa Mesa, CA 92626

(Address of principal executive offices)

(Registrant’s telephone number, including area code: (855) 777-0888

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Effective as of July 8, 2022, the Financial Industry Regulatory Authority, Inc. (“FINRA”) confirmed that it has received the necessary documentation to process Bitech Technologies Corporation’s (the “Company”) request to change its name and trading symbol previously disclosed in its Form 8-K filed with the Securities and Exchange Commission on May 2, 2022.

The Company’s ticker symbol on the OTCQB tier of the OTC Markets Group. Inc. will be changed to “BTTC” on or about July 8, 2022.

Item 7.01 Regulation FD Disclosure.

On July 8, 2022, the Company issued a press release regarding the change of its corporate name and trading symbol. The press release is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	The following exhibits are filed with this Current Report:

Exhibit No.	Description
99.1	Press Release dated July 8, 2022 (furnished herewith).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BITECH TECHNOLOGIES CORPORATION

Dated: July 8, 2022	By:	/s/ Benjamin Tran
Benjamin Tran
Chief Executive Officer